CERTIFICATION OF
                      TREASURER AND CHIEF FINANCIAL OFFICER



      Pursuant to 18 U.S.C. Sec.1350, the undersigned, Samir N. Masri, who is the Treasurer and Chief Financial Officer of Lincoln International Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 2005, (the "Report") fully complies with the requirements of Sec.13(a) or Sec.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                               /s/ SAMIR N. MASRI
                               --------------------------
                               Name:  Samir N. Masri
                               Title: Treasurer and Chief Financial Officer
                               Date:  July 1, 2005